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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 5, 2004

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 7. Exhibits.

4.1	Form of Articles Supplementary relating to 8.375% Series D cumulative redeemable preferred stock.
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
10.1	Form of Purchase Agreement dated as of February 5, 2004 by and between Omega Healthcare Investors, Inc. and the purchasers of the 8.375% Series D cumulative redeemable preferred shares.
10.2	Placement Agent Agreement by and between the Omega Healthcare Investors, Inc. and Cohen & Steers Capital Advisors, Inc. dated as of February 5, 2004.
10.3
Loan Agreement dated as of December 31, 2003 among General Electric Credit Corporation (as Agent and a Lender), the other financial institutions party thereto, Omega Acquisition Facility I, LLC and other entities who become parties thereto. [relating to $50 million revolving acquisition loan facility]
10.4	Guaranty dated as of December 31, 2003 made by Omega Healthcare Investors, Inc. in favor of General Electric Credit Corporation, as Agent and a Lender.
10.5	Ownership Pledge, Assignment and Security Agreement dated as of December 31, 2003 made by Omega Healthcare Investors, Inc. in favor of General Electric Credit Corporation, as Agent and a Lender.
27.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1)
[Exhibits and annexes to the foregoing will be made available to the Securities and Exchange Commission upon request]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: Chief Executive Officer

Dated: February 10, 2004

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SIGNATURES